SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          DATE OF REPORT: April 05, 2002

                                JORE CORPORATION

                000-26889                         81-0465233
        (Commission File Number)        (IRS Employer Identification No.)

                             A Montana Corporation

                    45000 Highway 93 South, Ronan, MT 59864

                                  406/528-4397

Item 5.  Other Events

Press Release  -------------------------- Ronan, Montana - April 04, 2002 - Jore
Corporation announces that Pentair has filed with the federal bankruptcy court an offer to purchase the Company for $26,275,410.

              JORE CORPORATION ANNOUNCES PENTAIR OFFER TO PURCHASE

This is the first offer that has been filed since the most recent court date April 2nd, 2002.

In accordance with the court's April 2 ruling the future of the Company will be determined on April 15, 2002.

Gerald J. McConnell, Jore Corporation President and Chief Executive Officer said the offer is welcome news to employees, customers, suppliers and community. "This bid from a highly respected industry player reflects confidence in the long-term viability of the Company as a partner with one of the most respected names in the industry."

CONTACTS:

        Gerald J. McConnell                     Barbara York
        President/CEO                           Human Resources Manager
        406-528-4480                            406-528-4213


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. JORE CORPORATION


        April 05, 2002                       By:  /s/ Kelly Grove
                                             Kelly Grove
                                             Controller

About Jore Corporation

Jore Corporation is a leader in the design and manufacture of innovative power tool accessories and hand tools for the do-it-yourself and professional craftsman markets. Jore sells its products under the licensed Stanley brand, Ryobi and Porter Cable brands as well as under various private labels of the industry's largest retailers and power tool manufactures, including Sears, The Home Depot, Lowe's, Canadian Tire, Makita and more.